SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 15, 2006

PHASE FORWARD INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-50839	04-3386549
(Commission File Number)	(IRS Employer Identification No.)

880 Winter Street, Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (888) 703-1122

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 15, 2006, Phase Forward Incorporated (“Phase Forward”) entered into a Settlement Agreement and related License Agreement with Mark L. Kozam d/b/a MLK Software and Datasci, LLC (“Datasci”). The Settlement Agreement relates to a lawsuit filed by Datasci alleging that certain of Phase Forward’s products and services and certain products and services of one of its customers, Quintiles, Inc., infringe a United States patent claimed to be owned by Datasci. Under the Settlement Agreement and related License Agreement, Phase Forward has agreed to make a one-time, lump sum payment to Datasci in the amount of $8,500,000 to obtain a perpetual, irrevocable, fully-paid, worldwide, non-exclusive license to the U.S. patent (Patent No. 6,496,827) that was the subject of the claim by Datasci. The confidential settlement, in which neither party admits liability, provides for mutual releases and dismissal of all actions between the parties.

A copy of the press release announcing this Settlement Agreement is attached hereto as Exhibit 99.1.

Item 2.02  Results of Operations and Financial Condition.

On February 16, 2006, Phase Forward Incorporated announced its revised financial results for the three month period and year ended December 31, 2005.  A copy of the press release is being furnished as Exhibit 99.1 to this Report on Form 8-K.

The information in this Report on Form 8-K and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description

99.1	Press Release issued by Phase Forward on February 16, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Phase Forward Incorporated

February 17, 2006	By:	/s/ Robert K. Weiler
Robert K. Weiler
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued by Phase Forward on February 16, 2006